EXHIBIT 21

SUBSIDIARIES OF THE CORPORATION

Parent Company	Subsidiary	Percent Owned	State of Incorporation
Commercial Federal Corporation	Commercial Federal Bank, a Federal Savings Bank	100%	Nebraska

	Commercial Federal Capital Trust I	100%	Delaware

	Commercial Federal Capital Trust II	100%	Delaware

Commercial Federal Bank, a Federal Savings Bank	Commercial Federal Investment Services, Inc.	100%	Nebraska

	Commercial Federal Insurance Corporation	100%	Nebraska

	Commercial Federal Service Corporation	100%	Nebraska

	Commercial Federal Affordable Housing, Inc.	100%	Nebraska

	Roxborough Acquisition Corporation	100%	Nebraska

	Commercial Federal Community Development Corporation	100%	Nebraska

	Liberty Leasing Company	100%	Iowa

	AmerUs Leasing Corporation	100%	Iowa

	First Savings Investment Corporation	100%	Colorado

	REIT Holding Corporation	100%	Nebraska

	Mountain Falls Acquisition Corporation	100%	Nebraska

Commercial Federal Service Corporation	Commercial Federal Realty Investors Corporation	100%	Nebraska

	Community Services, Inc.	100%	Kansas

Commercial Federal Insurance Corporation	ComFed Insurance Services Company, Limited	100%	British Virgin Islands

REIT Holding Corporation	Mortgage REIT, Inc.	100%	Nebraska